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                          NeoMedia Technologies, Inc.

                                 Exhibit 01.1




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

October 24, 2001

Dear Sir/Madam,

We have read the three paragraphs of Item 4 included in the Form 8-K dated October 24, 2001, of NeoMedia Technologies, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

                                         /s/ Arthur Andersen LLP



Copy to:  Charles T. Jensen

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